Comerica Incorporated 2012 Annual Meeting of Shareholders April 24, 2012 Comerica Bank Tower Dallas, TX Call to Order 2

Opening Remarks 3 Proposal I Election of Directors 4

Proposal II Ratification of the Appointment of Independent Auditors 5 Proposal III Non-Binding, Advisory Proposal Approving Executive Compensation 6

Polls Open for Voting 7 Polls Closed 8

Voting Results 9 Adjournment 10

Safe harbor statement 11 Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Chairman and Chief Executive Officer’s Presentation 12

Overview • Our acquisition of Sterling Bancshares, Inc. • 2011 and first quarter 2012 financial results • Our capital plan • Other topics – Executive compensation – Business, market and economic update – Ongoing commitments to community, diversity and sustainability • Questions & answers 13  Virtually tripled deposit share in Houston1  Complemented Dallas – Fort Worth locations  Enabled entry in San Antonio and Kerrville 1Source: FDIC June 2011 data Acquisition of Sterling Accelerates Growth in Texas Comerica Branches Sterling Branches Our acquisition of Sterling Bancshares 14

Our 2011 and first quarter 2012 financials

	1Q12	4Q11	2011	2010
Diluted income per common share[1]	$0.66	$0.48	$2.09	$0.88
Net interest income	$443	$444	$1,653	$1,646
Provision for loan losses	23	19	153	480
Noninterest income	206	182	792	789
Noninterest expenses[2]	448	478	1,762	1,640
Net income	130	96	393	277
Total loans (period-end)	$43,012	$42,679	$42,679	$40,236
Total deposits (period-end)	49,306	47,755	47,755	40,471
Tier 1 capital ratio	10.37%[3]	10.41%	10.41%	10.13%
Average diluted shares (millions)	196	197	186	173

$ in millions, except per share data
[1]Calculated using net income attributable to common shares. [2]Includes restructuring expenses of -0- and $37 million, in the first quarter of 2012 and fourth quarter of 2011, respectively, and $75 million and -0- , in the FY 11 and FY10, respectively, related to the acquisition of Sterling Bancshares. [3]Estimated.

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Our solid capital position



Share Repurchase
Dividend Payout
Total Payout
81%
47%
28%
FY 2011
Pro Forma 1Q12[1]
Pro Forma Peer Median[1]

2012 Capital Plan Approved
- Regulators had no objection to 2012 Capital Plan
- Board to consider dividend increase of 50% to 0.15 per share at April meeting
- $375MM share repurchase target from 1Q12 through 1Q13[2]
- 1.125 million shares purchased in 1Q12 ($33MM)

- Only two peers have active share repurchase programs
- Only two peers have announced dividend increases in 2012

[1]1Q12 payout ratio is a pro forma estimate, based on 1Q12 consensus earnings estimates for peer banks and Comerica's actual results. Assumes capital plans announced in March 2012 were executed during the period. Share repurchases assume 1/5th of announced amount was repurchased during the period. CMA includes $0.15 dividend and $75MM share repurchase. Source: Bloomberg and Thomson One. Actual CMA 1Q12 Payout Ratio = 41%. Peer group includes: BBT, BOKF, FITB, FHN, HBAN, KEY, MTB, RF, SNV, STI & ZION.
[2]Shares repurchased are pursuant to Comerica's Repurchase program. Outlook as of April 24, 2012.

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Executive compensation Comerica Compensation Philosophy • Align the interests of management with those of the shareholder • Attract, retain, and motivate superior executive talent • Balanced approach to executive compensation program – Competitive base salaries – Short and long-term management incentive awards based on performance – Long-term stock incentive awards • Senior officers are subject to stock ownership guidelines • Adopted a clawback policy 17 Comerica’s long‐term strategy Applied across five primary markets: Six interdependent pillars: Balance Growth Risk Mgmt Diversity Business Bank Retail Bank Wealth Management On behalf of three businesses: Accountability Relationshi ps alance ro th isk g t Relationships 18

The business bank of choice • Middle Market focus, with expertise in a number of commercial business lines, including: – National Dealer Services – Technology & Life Sciences – Energy – Entertainment – Environmental Services – Mortgage Banker Finance 19 Customer satisfaction = customer loyalty 1Based on nearly 11,500 interviews of businesses with sales of $10-500 million across the country. More than 750 U.S. banks were analyzed, and only 39 received distinctions in the survey. 2The latest benchmarking survey of O'Connor & Associates, a New Jersey-based research firm. Among the National Winners for:• Overall Satisfaction• Treasury Management  Overall Satisfaction  Accuracy of Operations  Customer Service  Product Capabilities 2011 Greenwich Excellence Awards for Middle Market Banking1 Comerica's call centers ranked #1 for the first and second half of 2011 by O’Connor and Associates Industry Benchmark report2 Top scoring bank in 6 of 7 attributes:  Customer Rapport  Customer Reception  Needs Identification Call Centers Again Ranked #1  Product Knowledge  Cross Selling  Closing 20

Focus on deposit gathering, cross-selling 21 Business Bank Retail Bank Wealth Management 1.8 1.2 2.8 3.2 2.3 2.4 1.4 0.7 0.0 1.0 2.0 3.0 4.0 Central W. MI Detroit Austin Houston North Texas San Antonio No. CA So. CA U.S. Average 1.4% CMA Market Avg.1 2.0% 1.7 1.1 3.0 3.2 2.6 3.0 1.3 1.0 0.0 1.0 2.0 3.0 4.0 Central W. MI Detroit Austin Houston North Texas San Antonio No. CA So. CA U.S. Average: 1.7% CMA Market Avg.1 2.1% 2013 Y/Y Projected Job Growth in Comerica Metro Areas 2012 Y/Y Projected Job Growth in Comerica Metro Areas 1Comerica average also includes the Phoenix MSA and Miami MSA Source: Comerica Economics forecast of nonfarm payroll data based on Bureau of Labor Statistics, as compiled by Moody’s Analytics. Analysis dated as of February 1, 2012. Comerica markets/job growth 22

-0.2 0.5 0.7 1.1 1.5 -0.2 -0.9 -1.2 -1.5 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 Central W. MI Detroit Austin Houston North Texas San Antonio No. CA So. CA U.S. Average: -1.2% CMA Market Avg.1 -0.6% 2.3 1.1 2.2 2.9 3.7 3.0 0.1 0.0 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Central W. MI Detroit Austin Houston North Texas San Antonio No. CA So. CA U.S. Average: 0.4% CMA Market Avg.1 1.6% 2013 Y/Y Projected Home Price Growth in Comerica Metro Areas 2012 Y/Y Projected Home Price Growth in Comerica Metro Areas 1Comerica average also includes the Phoenix MSA and Miami MSA. Source: Comerica Economics forecast of housing prices based on Federal Housing Finance Agency, as compiled by Moody’s Analytics. Analysis dated as of February 1, 2012. Comerica markets/housing 23 Economic performance and our growth 24

Commitment to community 25 Commitment to diversity 26

Commitment to sustainability 27 Shred Day DFW 28

Poised for the future 146 0 64 17 73 134 • Consistent strategy  Based on relationship banking model  Core businesses and geographies unchanged  Recession-tested business model • Expense management • Solid capital position Main Street Bank Well Positioned for Growth 29 Questions & Answers 30